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                                                               Exhibit 10.12


                        ADDENDUM TO THE EMPLOYMENT AGREEMENT
                                    BY AND BETWEEN
                  POLAND COMMUNICATIONS, INC. AND PRZEMYSLAW SZMYT
                             EFFECTIVE FEBRUARY 7, 1997
               AND ASSUMED BY @ENTERTAINMENT, INC. AS OF JUNE 20, 1997




     Pursuant to Section 1.C. of the employment agreement by and between Poland Communications, Inc. and Przemyslaw Szmyt effective February 7, 1997 and assumed by @Entertainment, Inc. as of June 20, 1997, the Base Salary of Mr. Szmyt shall be $180,000. This addendum shall be effective as of January 1, 1998.






-----------------------
Robert E. Fowler III
Chief Executive Officer
@Entertainment, Inc.




-----------------------
Przemyslaw Szmyt